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                                                                    Exhibit 99.1

              ABERCROMBIE & FITCH DECLARES QUARTERLY CASH DIVIDEND


NEW ALBANY, Ohio / July 29, 2004 - Abercrombie & Fitch (NYSE: ANF) announced today that its Board of Directors has declared a quarterly dividend of $0.125 per share on the Company's common stock. The dividend is payable September 21, 2004 to shareholders of record on August 31, 2004.

Abercrombie & Fitch operated a total of 722 stores at the end of fiscal June, including 171 abercrombie stores and 192 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.

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For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and
                                    Corporate Communications
                                    (614) 283-6751